    As filed with the Securities and Exchange Commission on January 26, 2001
                                                 Registration No. 333-
                                                                      ---------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             SIGNALSOFT CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      84-1268226
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                        Identification Number)

                              1495 Canyon Boulevard
                             Boulder, Colorado 80302
                                 (303) 381-3000
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

          SIGNALSOFT CORPORATION NONQUALIFIED STOCK OPTION PLAN (1995)
          SIGNALSOFT CORPORATION NONQUALIFIED STOCK OPTION PLAN (2000)
                  SIGNALSOFT CORPORATION EQUITY INCENTIVE PLAN
                           (Full title of the plan(s))

                                   ----------

                                ANDREW M. MURRAY
                        Senior Vice President of Finance
                             SignalSoft Corporation
                              1495 Canyon Boulevard
                             Boulder, Colorado 80302
                                 (303) 381-3000
(Name, address, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                               FRANCIS R. WHEELER
                               J. GREGORY HOLLOWAY
                            Holme Roberts & Owen LLP
                         1700 Lincoln Street, Suite 4100
                             Denver, Colorado 80203
                                 (303) 861-7000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                            PROPOSED      PROPOSED
      TITLE OF                              MAXIMUM          MAXIMUM       MAXIMUM
     SECURITIES                              AMOUNT         OFFERING      AGGREGATE      AMOUNT OF
        TO BE                                TO BE          PRICE PER     OFFERING      REGISTRATION
     REGISTERED                           REGISTERED(1)      SHARE(2)       PRICE           FEE
     ----------                         ----------------    ---------    -----------    ------------

Common Stock $0.001 par value,
to be issued under the SignalSoft
Corporation Nonqualified Stock
Option Plan (1995)                      1,444,692 Shares      $ 6.85     $ 9,896,140      $ 2,474

Common Stock $0.001 par value,
to be issued under the SignalSoft
Corporation Nonqualified Stock
Option Plan (2000)                      1,000,000 Shares      $ 9.65     $ 9,653,292      $ 2,413

Common Stock $0.001 par value,
to be issued under the SignalSoft
Corporation 2000 Equity Incentive Plan  3,400,000 Shares      $11.34     $38,540,485      $ 9,635
--------------------------------------  ----------------      ------     -----------      -------

TOTAL                                   5,844,692 Shares      $ 9.94     $58,089,918      $14,522
=====================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) and (c) promulgated under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on (i) the weighted average exercise price of $6.85 per share for the 1,444,692 authorized (under existing grants) but unissued shares under the SignalSoft Corporation Non-Qualified Stock Option Plan (1995), the 521,700 authorized (under existing grants) but unissued shares under the SignalSoft Corporation Non-Qualified Stock Option Plan (2000) and the 797,950 authorized (under existing grants) but unissued shares under the SignalSoft Corporation 2000 Equity Incentive Plan and (ii) the market price of $12.71095 per share, based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 24, 2001, for the 478,300 shares available for grant under the SignalSoft Corporation Non-Qualified Stock Option Plan
     (2000) and the 2,602,050 shares available for grant under the SignalSoft Corporation 2000 Equity Incentive Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                  SignalSoft Corporation (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

                  (a) The Registrant's Registration Statement on Form S-1 (File No. 333-34670) filed with the Commission on April 13, 2000, as amended on June 8, 2000; July 14, 2000; and July 28, 2000;

                  (b) The Registrant's Prospectus, filed with the Commission on August 3, 2000, pursuant to Rule 424(b) promulgated under the Securities Act;

                  (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-31185) filed with the Commission on July 28, 2000, as amended on July 31, 2000, pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                  (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

                  The Registrant has entered into separate indemnification agreements with each of its directors and executive officers. These agreements require the Registrant to, among other things, indemnify the director or executive officer against expenses, including attorneys' fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual's status or service as a director or executive officer of the Registrant, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest. The Registrant has also agreed to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by the Registrant.

                  The form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Form S-1 Registration Statement provides for indemnification by the Underwriters of the Registrant and its directors and officers, and by the Registrant of the Underwriters, for certain liabilities arising under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------

                  5.1               Opinion of Holme Roberts & Owen LLP

                  10.1* SignalSoft Corporation Nonqualified Stock Option Plan (1995)

                  10.2 SignalSoft Corporation Nonqualified Stock Option Plan (2000)

                  10.3*             SignalSoft Corporation 2000 Equity Incentive
                                    Plan

                  23.1              Consent of KPMG LLP

                  23.2              Consent of Counsel (included in Exhibit 5.1)

                  24.1              Power of Attorney

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                  *        Previously filed as an exhibit to Registrant's
                           Registration Statement on Form S-1 (File No.
                           333-34670), declared effective August 2, 2000.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 25th day of January, 2001.


                                  SIGNALSOFT CORPORATION


                                  By: /s/ Andrew M. Murray
                                      ------------------------------------------
                                  Name:  Andrew M. Murray
                                  Title: Senior Vice President of Finance,
                                         Chief Financial Officer and
                                         Secretary -- Treasurer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                  Title                              Date

 /s/ David A. Hose                  President, Chief Executive Officer and            January 25, 2001
-------------------------------     Chairman of the Board of Directors
David A. Hose                       (Principal Executive Officer)

 /s/ Andrew M. Murray               Senior Vice President of Finance, Chief           January 25, 2001
-------------------------------     Financial Officer and Secretary-Treasurer
Andrew M. Murray                    (Principal Financial and Accounting Officer)

 /s/ Mark H. Flolid                 Executive Vice President of Corporate             January 25, 2001
-------------------------------     Development and Director
Mark H. Flolid

 /s/ Charles P. Waite, Jr.          Director                                          January 25, 2001
-------------------------------
Charles P. Waite, Jr.

 /s/ B. Holt Thrasher               Director                                          January 25, 2001
-------------------------------
B. Holt Thrasher

 /s/ Eric L. Doggett                Director                                          January 25, 2001
-------------------------------
Eric L. Doggett

 /s/ Perry M. LaForge               Director                                          January 25, 2001
-------------------------------
Perry M. LaForge

                                INDEX TO EXHIBITS

      Exhibit
      No.         Description
      -------     -----------

      5.1         Opinion of Holme Roberts & Owen LLP

      10.1*       SignalSoft Corporation Nonqualified Stock Option Plan (1995)

      10.2        SignalSoft Corporation Nonqualified Stock Option Plan (2000)

      10.3*       SignalSoft Corporation Equity Incentive Plan

      23.1        Consent of KPMG LLP

      23.2        Consent of Counsel (included in Exhibit 5.1)

      24.1        Power of Attorney

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      *        Previously filed as an exhibit to Registrant's Registration
               Statement on Form S-1 (File No. 333-34670), declared effective August 2, 2000, and incorporated by reference.